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                                                                     Exhibit 8.1

2000 One Logan Square
                                                        Morgan, Lewis
Philadelphia, PA 19103-6993                             & Bockius LLP
                                              C O U N S E L O R S   A T   L A W
215-963-5000

FAX: 215-963-5299




March 19, 1997

SunSource L.P.
2600 One Logan Square
Philadelphia, Pennsylvania  19103

Re:   Conversion to Corporate Form
      ----------------------------

Dear Ladies and Gentlemen:

You have requested our opinion regarding certain federal income tax aspects of the conversion of SunSource L.P., a Delaware limited partnership (the "Partnership"), to corporate form, as described in the Registration Statement on Form S-4 (File No. 333-19077) as amended, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). This opinion is based upon review of the Registration Statement and our assumption that the Conversion will take place in accordance with the description included in the Registration Statement.

Based on the foregoing and on the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this letter, it is our opinion that the statements of law and conclusions of law included in the Registration Statement under the heading "Certain Federal Income Tax Consequences" are, in all material respects, true, correct and complete. No opinion is expressed regarding any statements, assumptions or opinions regarding factual matters contained in the Registration Statement.

Should any of the facts, assumptions or understandings referred to above prove incorrect, please let us know so that we may consider the effect, if any, on our opinion. No assurances can be given that any of the foregoing authorities will not be modified, revoked, supplemented, revised, reversed or overruled or that any such modification, revocation, supplementation, revision, reversal or overruling will not adversely affect the opinion set forth above.

We understand that this opinion is to be used in connection with the registration of Trust Preferred Securities of SunSource Capital Trust and Common Stock of SunSource Inc. pursuant to the Securities Act of 1933, as amended. We consent to the filing of this opinion in connection with and as a part of the Registration Statement on Form S-4 and amendments thereto. We also hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consents, however, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP